Exhibit 24.1
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Titan International, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Paul G. Reitz, David A. Martin and Michael Troyanovich, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statements”) with respect to the registration under the Securities Act of 1933 of the Registrant’s common stock issuable in connection with the Titan International, Inc. Equity and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statements and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statements, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Signature	Title	Date
/s/ Paul G. Reitz	President and Chief Executive Officer	July 1, 2021
Paul G. Reitz	(Principal Executive Officer)
/s/ David S. Martin	SVP and Chief Financial Officer	July 1, 2021
David A. Martin	(Principal Financial Officer)
/s/ Tony Eheli	Vice President	July 1, 2021
Tony Eheli	(Principal Accounting Officer)
/s/ Maurice M. Taylor Jr.	Chairman	July 1, 2021
Maurice M. Taylor Jr.
/s/ Richard M. Cashin Jr.	Director	July 1, 2021
Richard M. Cashin Jr.
/s/ Gary L. Cowger	Director	July 1, 2021
Gary L. Cowger
/s/ Max A. Guinn	Director	July 1, 2021
Max A. Guinn
/s/ Dr. Mark Rachesky	Director	July 1, 2021
Dr. Mark Rachesky
/s/ Anthony L. Soave	Director	July 1, 2021
Anthony L. Soave
/s/ Laura K. Thompson	Director	July 1, 2021
Laura K. Thompson
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.